Exhibit (d)(2)

                             FEE REDUCTION AGREEMENT


     AGREEMENT made as of this 14th day of June 2004, between Utilities Portfolio (the "Trust") and Boston Management and Research (the "Adviser").

     WHEREAS, the Trust has entered into an Investment Advisory Agreement ("Advisory Agreement") with the Adviser, which Advisory Agreement provides that the Adviser shall be entitled to receive an asset-based fee payable at a certain rate; and

     WHEREAS, the Adviser has previously offered to reduce its advisory fee rate, and the Trust has accepted such prior fee reductions, such fee reductions being effective at that time; and

     WHEREAS, the Adviser and the Trust wish to memorialize all such existing permanent fee reductions in writing;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the Trust and the Adviser hereby agree as follows:

1. For so long as the Advisory Agreement shall remain in effect, notwithstanding any provisions of the Advisory Agreement to the contrary, the Adviser will reduce its asset-based advisory fee for the Trust in accordance with the fee reduction schedule set forth on Exhibit A hereto.

2. This Agreement may only be terminated or amended upon the mutual written consent of the Trust and the Adviser; provided, however, that (i) no termination of this Agreement shall be effective unless approved by the majority vote of those Trustees of the Trust who are not interested persons of the Adviser or the Trust (the "Independent Trustees") and by the vote of a majority of the outstanding voting securities of the Trust; (ii) no amendment of this Agreement shall be effective unless approved by the majority vote of the Independent Trustees; and (iii) no amendment of this Agreement that decreases the fee reductions set forth herein shall be effective unless approved by the vote of a majority of the outstanding voting securities of the Trust.

3. For purposes of this Agreement the term "vote of a majority of the outstanding voting securities of the Trust" shall mean the vote, at a meeting of Holders, of the lesser of (i) 67 per centum or more of the Interests in the Trust present or represented by proxy at the meeting if the Holders of more than 50 per centum of the outstanding Interests in the Trust are present or represented by proxy at the meeting, or (ii) more than 50 per centum of the outstanding Interests in the Trust. The terms
     "Holders" and "Interests" when used herein shall have the respective meanings specified in the Declaration of Trust of the Trust.

4.   This   instrument  is  executed   under  seal  and  shall  be  governed  by
     Massachusetts law.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date set forth above by a duly authorized officer of each party.


                                        UTILITIES PORTFOLIO

                                        By:  /s/ Duncan W. Richardson
                                             -------------------------
                                             President


                                        BOSTON MANAGEMENT AND RESEARCH

                                        By:  /s/ Alan R. Dynner
                                             --------------------------
                                             Vice President

                                                                       Exhibit A


                         ADVISORY FEE REDUCTION SCHEDULE
                               Utilities Portfolio


The Adviser's asset-based advisory fee is reduced and computed as follows:
--------------------------------------------------------------------------------
                                                        Annual Fee Rate
Average Daily Net Assets for the Month                 (for each level)
--------------------------------------------------------------------------------

Up to $500 million                                         0.6500%
--------------------------------------------------------------------------------

$500 million but less than $1 billion                      0.6250%
--------------------------------------------------------------------------------

$1 billion but less than $1.5 billion                      0.6000%
--------------------------------------------------------------------------------

$1.5 billion but less than $2 billion                      0.5500%
--------------------------------------------------------------------------------

$2 billion but less than $3 billion                        0.5000%
--------------------------------------------------------------------------------

$3 billion and over                                        0.4375%
--------------------------------------------------------------------------------